UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTIONS 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2008

AVID TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-21174 (Commission File Number)	04-2977748 (I.R.S. Employer Identification No.)
Avid Technology Park, One Park West, Tewksbury, MA (Address of Principal Executive Offices)		01876 (Zip Code)
Registrant's telephone number, including area code: (978) 640-6789
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)         On February 27, 2008, the Board of Directors (the “Board”) of Avid Technology, Inc. (the “Company”), based upon a recommendation from the Nominating and Governance Committee of the Board, elected Louis Hernandez, Jr. as a Class II director of the Company to fill the existing vacancy on the Board with a term expiring at the Company’s 2010 Annual Meeting of Stockholders. Mr. Hernandez will serve on the Audit Committee of the Board.

In accordance with the Company’s director compensation program, Mr. Hernandez will receive an annual fee of $45,000 for his service on the Board and an annual fee of $5,000 for his service on the Audit Committee. In addition, Mr. Hernandez, upon his election to the Board, was granted an option to purchase 10,000 shares of the Company’s common stock, $0.01 par value per share, at an exercise price per share of $24.59. The option will vest in full on the first anniversary of the date of grant. As an outside director, Mr. Hernandez will additionally be entitled to receive stock options, restricted stock awards and/or restricted stock unit awards on the date of each annual meeting of the Company’s stockholders, provided that he has then served a minimum of six months on the Board, pursuant to the terms of the Company’s 2005 Stock Incentive Plan and 1993 Director Stock Option Plan.

The full text of the press release announcing the election of Mr. Hernandez to the Board is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2008	AVID TECHNOLOGY, INC. (Registrant)
	By:	/s/ Gary G. Greenfield Gary G. Greenfield Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

*99.1	Press Release issued by the Registrant dated February 27, 2008

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* Documents filed herewith